Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

August 7, 2007	MEDIA CONTACT	Mark Craft
	Phone:	704-382-7364 or 513-419-5943
	24-Hour:	704-382-8333

	ANALYST CONTACT	Sean Trauschke
	Phone:	980-373-7905

Duke Energy Reports Second-Quarter 2007 Results

•	Ongoing diluted earnings per share (EPS) of 25 cents versus 24 cents in the prior year’s quarter.
•

Combined ongoing results at Franchised Electric and Gas, Commercial Power and International improved 7 cents, compared to the prior-year quarter. These results were offset by a lower contribution from Crescent.

•	Reported diluted EPS of 23 cents versus 28 cents in the previous year’s quarter, which included Spectra Energy.
•	Company expects to exceed annual employee ongoing diluted EPS incentive target of $1.15.

CHARLOTTE, N.C. – Duke Energy today reported ongoing diluted earnings per share (EPS) of 25 cents for second-quarter 2007, which excludes special items and discontinued operations, versus 24 cents in second-quarter 2006.

The 24 cents excludes the results of the natural gas businesses, spun off as Spectra Energy in January 2007, the results of which are now reported in Discontinued Operations.

The higher ongoing results reflect improved results at U.S. Franchised Electric and Gas and Commercial Power, primarily due to favorable weather, as well as improved results at Duke Energy International. These segments had combined higher earnings of 7 cents in diluted EPS on an ongoing basis and 11 cents on a reported basis.

These results were offset by a lower contribution from Crescent Resources, which changed from a wholly owned subsidiary to an effective 50-50 joint venture in September 2006.

The company reported second-quarter 2007 diluted EPS of 23 cents, or $293 million in net income, compared to 28 cents diluted EPS in second-quarter 2006, or $355 million in net income. For the first time, quarter-over-quarter comparisons of the former Cinergy operations are included in reported results. Duke Energy merged with Cinergy in April 2006.

Reported earnings for second-quarter 2007 exclude the results for the natural gas businesses that were spun off as Spectra Energy.

“We’re very pleased with the strong performance of our major business units,” said Chairman, President and Chief Executive Officer James E. Rogers. “With normal weather for the rest of the year, and our continuing focus on our operations and cost management, we expect to exceed our 2007 annual employee ongoing diluted EPS incentive target of $1.15.”

Special items affecting Duke Energy’s diluted EPS for the quarter include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	2Q2007 EPS Impact	2Q2006 EPS Impact
Second-quarter 2007
• Costs to achieve Cinergy merger	$(12)	$4	—	—
• IT severance costs	$(12)	$4	$(0.01)	—

Second-quarter 2006
• Impairment of Campeche investment	$(55)	—	—	$(0.04)
• Costs to achieve Cinergy merger	$(74)	$26	—	$(0.04)
Total diluted EPS impact			$(0.01)	$(0.08)

Reconciliation of reported to ongoing diluted EPS for the quarter:

	2Q2007 EPS	2Q2006 EPS
Diluted EPS from continuing operations, as reported	$0.24	$0.16
Diluted EPS from discontinued operations, as reported	$(0.01)	$0.12
Diluted EPS, as reported	$0.23	$0.28
Adjustments to reported EPS:
• Diluted EPS from discontinued operations	$0.01	$(0.12)
• Diluted EPS impact of special items	$0.01	$0.08
Diluted EPS, ongoing	$0.25	$0.24

BUSINESS UNIT RESULTS

U.S. Franchised Electric and Gas

U.S. Franchised Electric and Gas (USFE&G) reported second-quarter 2007 segment EBIT from continuing operations of $452 million, compared to $351 million in the prior year. The EBIT increase over the prior year’s quarter was due primarily to favorable weather, lower purchased power and additional long-term wholesale contracts.

Second-quarter 2006 results were lower, due to an $18 million charge related to an order issued by the North Carolina Utilities Commission (NCUC) to change the calculation of bulk power marketing profits, and a $12 million charge related to community donations, also required by the NCUC for approval of the 2006 Cinergy merger.

Regional growth continued to increase USFE&G’s total customer base in second-quarter 2007. Approximately 47,000 new customers were added in the Carolinas since the second quarter of 2006, a 2 percent increase. Approximately 17,000 new customers were added in the Midwest in that same time period, a 1 percent increase.

The second-quarter 2007 EBIT increase was partially offset by higher operation and maintenance costs, driven primarily by plant outages and storm costs, and $22 million more in merger-related rate reductions than in the prior year’s quarter. Those rate reductions ended in the second quarter of 2007 with the exception of the smaller Kentucky jurisdiction, which was to be spread over five years.

Year-to-date segment EBIT from continuing operations for USFE&G was $1,026 million, compared to $710 million in 2006.

Commercial Power

For second-quarter 2007, Commercial Power reported segment EBIT of $35 million from continuing operations, compared to $20 million in the prior year’s quarter.

Commercial Power results were higher due to increased retail demand resulting largely from favorable weather, as well as higher mark-to-market gains due to economic hedges.

This contribution was partially offset by higher operation and maintenance costs mainly due to plant outages and costs associated with increased synfuel production.

Year-to-date segment EBIT from continuing operations for Commercial Power was $26 million, compared to a loss of $7 million in 2006.

Duke Energy International

For the second quarter of 2007, Duke Energy International (DEI), reported segment EBIT from continuing operations of approximately $97 million, compared to $24 million in last year’s second quarter.

DEI’s improved results for the quarter were driven primarily by higher margins in Latin America, and lower power purchases due to an unplanned outage last year in Peru. Last year’s second-quarter results included a $55 million impairment charge associated with an equity investment in the Campeche facility in Mexico.

Year-to-date segment EBIT from continuing operations for DEI was $191 million, compared with $110 million in 2006.

Crescent Resources

Crescent Resources reported second-quarter 2007 segment EBIT from continuing operations of $17 million, compared to $174 million in the previous year’s quarter.

Last year’s second-quarter results included an $81 million gain on the sale of properties at Potomac Yard in northern Virginia, and a $52 million gain on a land sale at Lake Keowee in South Carolina during the quarter.

Lower current-year results also reflect the September 2006 change from 100 percent ownership to an effective 50-50 joint venture, and lower residential developed-lot sales.

Year-to-date segment EBIT from continuing operations for Crescent Resources was $19 million, compared with $216 million in 2006.

Other

Other primarily includes costs associated with corporate governance, merger costs-to-achieve, and Duke Energy’s captive insurance company, Bison Insurance Co. Ltd.

Other reported a second-quarter 2007 EBIT loss from continuing operations of $66 million, compared to a loss of $151 million in the prior year’s quarter. The reduced losses were primarily due to lower merger costs, as well as lower corporate governance costs. These favorable variances were partially offset by severance costs.

Year-to-date EBIT loss from continuing operations for Other was $150 million, compared with a $204 million EBIT loss from continuing operations in 2006.

Discontinued Operations

In second-quarter 2007, Discontinued Operations had a net-of-tax loss of $10 million, compared to a second-quarter 2006 after-tax income of $159 million. The 2006 results include after-tax earnings of approximately $237 million related to Duke Energy’s natural gas businesses, which were spun off to shareholders in January 2007.

Year to date, Discontinued Operations posted a net-of-tax loss of $2 million, compared with after-tax income of $314 million in 2006.

INTEREST EXPENSE

Interest expense was $160 million for second-quarter 2007, compared to $185 million for the second quarter of 2006. The $25 million decrease was due primarily to debt reductions and refinancing activities.

Interest expense was $324 million for year-to-date 2007, compared to $288 million for year-to-date 2006. The increase was primarily due to the debt assumed as a result of the merger with Cinergy in April 2006.

INCOME TAX EXPENSE

Second-quarter 2007 income tax expense from continuing operations was $119 million, compared to $51 million in second-quarter 2006. The effective tax rate for the quarter increased to 28 percent from 21 percent in the prior year quarter. The increase was primarily due to favorable merger-related adjustments to state income taxes of approximately $40 million recorded in the prior-year quarter, partially offset by the recognition of synfuel credits of approximately $23 million recorded in the current-year quarter.

Year-to-date income tax expense from continuing operations was $224 million compared to $159 million in 2006.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and nonoperating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy’s management uses ongoing diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations, adjusted for the impact of special items, as a measure to evaluate operations of the company. Special items represent certain charges and credits, which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. Ongoing diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for ongoing diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items. Due to the forward-looking nature of ongoing diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measure is not available at this time as the company is unable to forecast any special items for future periods.

Duke Energy also uses ongoing segment (including ongoing equity earnings for Crescent Resources) and Other EBIT, including diluted-EPS-equivalent amounts, as a measure of historical and anticipated future segment and other performance. When used for future periods, ongoing segment and Other EBIT may also include any amounts that may be reported as discontinued operations. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. Management believes that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across all periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items. Due to the forward-looking nature of any forecasted ongoing segment or Other EBIT and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time as the company is unable to forecast any special items or any amounts that may be reported as discontinued operations for future periods.

Duke Energy, one of the largest electric power companies in the United States, supplies and delivers energy to approximately 4 million U.S. customers. The company has nearly 37,000 megawatts of electric generating capacity in the Midwest and the Carolinas, and natural gas distribution services in Ohio and Kentucky. In addition, Duke Energy has more than 4,000 megawatts of electric generation in Latin America, and is a joint-venture partner in a U.S. real estate company.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: http://www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. today. The conference call can be accessed via the investors’ section of Duke Energy’s Web site, or by dialing (800) 475-3716 in the United States or (719) 457-2728 outside the United States. The confirmation code is 4333620. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, Aug. 16, 2007, by dialing (888) 203-1112 with a confirmation code of 4333620. The international replay number is (719) 457-0820, confirmation code 4333620. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site.

The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at: http://www.dukeenergy.com/investors/publications/gaap-reconciliation.asp.

Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements; state, federal and foreign legislation and regulatory initiatives that affect cost and investment recovery, or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth in Duke Energy Corporation’s (Duke Energy) service territories; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of hurricanes, ice storms and tornadoes; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of credit worthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; the performance of electric generation and of projects undertaken by Duke Energy’s non-regulated businesses; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and the ability to successfully complete merger, acquisition or divestiture plans. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

JUNE 2007

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts and where noted)	2007	2006	2007 (a)	2006 (a)
COMMON STOCK DATA
Earnings Per Share (from continuing operations)
Basic	$0.24	$0.16	$0.52	$0.37
Diluted	$0.24	$0.16	$0.51	$0.36
(Loss) Earnings Per Share (from discontinued operations)
Basic	$(0.01)	$0.13	$—	$0.29
Diluted	$(0.01)	$0.12	$—	$0.28
Earnings Per Share
Basic	$0.23	$0.29	$0.52	$0.66
Diluted	$0.23	$0.28	$0.51	$0.64
Dividends Per Share	$0.43	$0.63	$0.64	$0.94
Weighted-Average Shares Outstanding
Basic	1,260	1,238	1,259	1,083
Diluted	1,267	1,259	1,267	1,111
INCOME
Operating Revenues	$3,044	$2,903	$6,131	$4,523

Total Reportable Segment EBIT	601	569	1,262	1,029
Other EBIT	(66)	(151)	(150)	(204)
Interest Expense	(160)	(185)	(324)	(288)
Interest Income and Other (b)	47	14	88	21
Income Tax Expense from Continuing Operations	(119)	(51)	(224)	(159)
(Loss) Income from Discontinued Operations, net of tax	(10)	159	(2)	314

Net Income	$293	$355	$650	$713

CAPITALIZATION
Total Common Equity			63%	54%
Minority Interests			0%	1%
Total Debt			37%	45%
Total Debt			$11,961	$21,217
Book Value Per Share			$16.21	$20.50
Actual Shares Outstanding			1,260	1,252
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$666	$562	$1,334	$902
Natural Gas Transmission	—	145	—	270
Commercial Power	145	71	235	71
International Energy	13	7	24	32
Crescent (c)	—	149	—	412
Other	30	17	70	98

Total Capital and Investment Expenditures	$854	$951	$1,663	$1,785

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$452	$351	$1,026	$710
Commercial Power	35	20	26	(7)
International Energy	97	24	191	110
Crescent	17	174	19	216

Total reportable segment EBIT	601	569	1,262	1,029
Other EBIT	(66)	(151)	(150)	(204)
Interest expense	(160)	(185)	(324)	(288)
Interest Income and Other (b)	47	14	88	21

Consolidated income from continuing operations before income taxes	$422	$247	$876	$558

(a)	Results of legacy Cinergy operations are included in Duke Energy’s results of operations from April 1, 2006 and thereafter. Additionally, on January 2, 2007, Duke Energy completed the spin-off of its natural gas businesses to shareholders and, accordingly, prior period results of the natural gas businesses, including Duke Energy’s 50% ownership interest in DCP Midstream (formerly DEFS), are reflected in discontinued operations. On September 7, 2006, Duke Energy deconsolidated Crescent and subsequently accounts for its investment in Crescent using the equity method of accounting. Results of operations for the three and six months ended June 30, 2007 include Duke Energy’s 50% equity in earnings of Crescent whereas the results for the three and six months ended June 30, 2006 include 100% of Crescent’s earnings as Crescent was a wholly owned subsidiary of Duke Energy.
(b)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.
(c)	Amounts include capital expenditures for residential real estate included in operating cash flows of $0 million and $125 million for the three months ended June 30, 2007 and 2006, respectively, and $0 million and $240 million for the six months ended June 30, 2007 and 2006, respectively.

Note: Certain prior period amounts have been reclassified due to discontinued operations and segment asset transfers.

JUNE 2007

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except where noted)	2007	2006	2007	2006
U.S. FRANCHISED ELECTRIC AND GAS (a)
Operating Revenues	$2,249	$2,130	$4,648	$3,422
Operating Expenses	1,812	1,791	3,647	2,729
Gains on Sales of Other Assets and Other, net	1	2	1	2
Other Income and Expenses, net	14	10	24	15

EBIT	$452	$351	$1,026	$710

Depreciation and Amortization	$363	$358	$724	$590
Duke Energy Carolinas GWh sales	20,870	19,944	42,412	40,524
Duke Energy Midwest GWh sales	15,396	14,803	31,808	14,803
Net Proportional MW Capacity in Operation			27,590	26,772
COMMERCIAL POWER (a)
Operating Revenues	$529	$447	$961	$463
Operating Expenses	501	436	937	477
Losses on Sales of Other Assets and Other, net	—	(5)	(11)	(5)
Other Income and Expenses, net	7	14	13	12

EBIT	$35	$20	$26	$(7)

Depreciation and Amortization	$55	$55	$104	$69
Actual Plant Production, GWh	5,123	5,363	10,998	5,380
Net Proportional MW Capacity in Operation			8,100	8,600
INTERNATIONAL ENERGY
Operating Revenues	$261	$245	$506	$472
Operating Expenses	185	231	350	385
Other Income and Expenses, net	26	11	45	30
Minority Interest Expense	5	1	10	7

EBIT	$97	$24	$191	$110

Depreciation and Amortization	$20	$18	$38	$35
Sales, GWh	4,000	5,021	8,654	9,817
Proportional MW Capacity in Operation			3,940	3,919
CRESCENT (b)
Operating Revenues	$—	$85	$—	$156
Operating Expenses	—	60	—	121
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	—	145	—	171
Other Income and Expenses, net	—	5	—	13
Equity in Earnings of Unconsolidated Affiliates	17	—	19	—
Minority Interest Expense	—	1	—	3

EBIT	$17	$174	$19	$216

OTHER (a)
Operating Revenues	$55	$39	$91	$76
Operating Expenses	134	184	234	291
Losses on Sales of Other Assets and Other, net	(1)	(3)	(1)	(3)
Other Income and Expenses, net	12	(6)	(9)	7
Minority Interest Benefit	(2)	(3)	(3)	(7)

EBIT	$(66)	$(151)	$(150)	$(204)

Depreciation and Amortization	$13	$13	$26	$23
(a)	Includes the results of operations for legacy Cinergy from April 1, 2006 and thereafter.
(b)	Crescent results for the three and six months ended June 30, 2007 represent Duke Energy’s 50% equity in earnings for its investment in Crescent. Results for the three and six months ended June 30, 2006 represent 100% of Crescent’s earnings as Crescent was a wholly owned subsidiary of Duke Energy until September 7, 2006.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Operating Revenues	$3,044	$2,903	$6,131	$4,523
Operating Expenses	2,583	2,668	5,093	3,950
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	—	145	—	171
Gains (Losses) on Sales of Other Assets and Other, net	1	(7)	(10)	(7)

Operating Income	462	373	1,028	737

Other Income and Expenses, net	121	62	175	115
Interest Expense	160	185	324	288
Minority Interest Expense	1	3	3	6

Income From Continuing Operations Before Income Taxes	422	247	876	558
Income Tax Expense from Continuing Operations	119	51	224	159

Income From Continuing Operations	303	196	652	399
(Loss) Income From Discontinued Operations, net of tax	(10)	159	(2)	314

Net Income	$293	$355	$650	$713

Common Stock Data
Weighted-average shares outstanding
Basic	1,260	1,238	1,259	1,083
Diluted	1,267	1,259	1,267	1,111
Earnings per share (from continuing operations)
Basic	$0.24	$0.16	$0.52	$0.37
Diluted	$0.24	$0.16	$0.51	$0.36
(Loss) Earnings per share (from discontinued operations)
Basic	$(0.01)	$0.13	$—	$0.29
Diluted	$(0.01)	$0.12	$—	$0.28
Earnings per share
Basic	$0.23	$0.29	$0.52	$0.66
Diluted	$0.23	$0.28	$0.51	$0.64
Dividends per share	$0.43	$0.63	$0.64	$0.94

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	June 30, 2007	December 31, 2006
ASSETS
Current Assets	$5,029	$7,047
Investments and Other Assets	10,941	16,074
Net Property, Plant and Equipment	29,799	41,447
Regulatory Assets and Deferred Debits	2,679	4,132

Total Assets	$48,448	$68,700

LIABILITIES AND COMMON STOCKHOLDERS’ EQUITY
Current Liabilities	$5,014	$6,613
Long-term Debt	9,965	18,118
Deferred Credits and Other Liabilities	12,857	17,062
Minority Interests	191	805
Common Stockholders’ Equity	20,421	26,102

Total Liabilities and Common Stockholders’ Equity	$48,448	$68,700

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$650	$713
Adjustments to reconcile net income to net cash provided by operating activities:	782	731

Net cash provided by operating activities	1,432	1,444

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash (used in) provided by investing activities	(1,181)	467

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(588)	(1,670)

Net (decrease) increase in cash and cash equivalents	(337)	241
Cash and cash equivalents at beginning of period	948	511

Cash and cash equivalents at end of period	$611	$752

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

	Quarter To Date June 30,			Year To Date June 30,
	2007	2006	% Inc.(Dec.)	2007	2006	% Inc.(Dec.)
GWH Sales
Residential	5,593	5,348	4.6%	12,719	11,960	6.3%
General Service	6,547	6,227	5.1%	12,778	12,043	6.1%

Industrial – Textile	1,336	1,542	(13.4%)	2,580	2,930	(12.0%)
Industrial – Other	4,742	4,739	0.1%	9,050	9,088	(0.4%)

Total Industrial	6,078	6,281	(3.2%)	11,630	12,018	(3.2%)

Other Energy Sales	69	67	3.4%	138	134	2.9%
Regular Resale	363	353	3.0%	733	710	3.3%

Total Regular Sales Billed	18,650	18,276	2.0%	37,998	36,865	3.1%

Special Sales (A)	1,420	1,035	37.2%	3,521	2,952	19.3%

Total Electric Sales	20,070	19,311	3.9%	41,519	39,817	4.3%

Unbilled Sales	507	346	46.6%	233	66	252.7%

Total Electric Sales – Carolinas	20,577	19,657	4.7%	41,752	39,883	4.7%

Nantahala Electric Sales	293	287	1.9%	660	641	3.0%

Total Consolidated Electric Sales – Carolinas	20,870	19,944	4.6%	42,412	40,524	4.7%

Average Number of Customers
Residential	1,911,850	1,871,293	2.2%	1,907,745	1,867,226	2.2%
General Service	321,458	316,343	1.6%	320,367	315,384	1.6%

Industrial – Textile	726	761	(4.6%)	733	765	(4.2%)
Industrial – Other	6,528	6,614	(1.3%)	6,538	6,629	(1.4%)

Total Industrial	7,254	7,375	(1.6%)	7,271	7,394	(1.7%)

Other Energy Sales	13,403	13,127	2.1%	13,375	13,059	2.4%
Regular Resale	15	15	0.0%	15	15	0.0%

Total Regular Sales	2,253,980	2,208,153	2.1%	2,248,773	2,203,078	2.1%

Special Sales (A)	37	29	27.6%	36	28	28.6%

Total Electric Sales – Carolinas	2,254,017	2,208,182	2.1%	2,248,809	2,203,106	2.1%

Nantahala Electric Sales	71,302	69,741	2.2%	71,028	69,456	2.3%

Total Avg Number of Customers – Carolinas	2,325,319	2,277,923	2.1%	2,319,837	2,272,562	2.1%

(A) Excludes sales to Nantahala Power and Light Company

Heating and Cooling Degree Days
Actual
Heating Degree Days	262	169	54.7%	1,861	1,721	8.1%
Cooling Degree Days	507	463	9.6%	537	469	14.6%

Variance from Normal
Heating Degree Days	9.9%	(24.2%)	n/a	(5.9%)	(10.0%)	n/a
Cooling Degree Days	9.8%	(0.9%)	n/a	15.3%	(0.4%)	n/a

Duke Energy – Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

	Quarter To Date June 30,			Year To Date June 30,
	2007	2006	% Inc.(Dec.)	2007	2006	% Inc.(Dec.)
GWH Sales
Residential	3,854	3,528	9.2%	9,201	8,364	10.0%
General Service	4,490	4,157	8.0%	8,861	8,321	6.5%
Industrial	4,632	4,586	1.0%	9,012	9,090	(0.9%)
Other Energy Sales	43	45	(4.4%)	87	90	(3.3%)

Total Regular Electric Sales Billed	13,019	12,316	5.7%	27,161	25,865	5.0%

Special Sales	1,932	2,054	(5.9%)	4,564	3,531	29.3%

Total Electric Sales Billed – Midwest	14,951	14,370	4.0%	31,725	29,396	7.9%

Unbilled Sales	445	433	2.8%	83	4	—

Total Electric Sales – Midwest	15,396	14,803	4.0%	31,808	29,400	8.2%

Average Number of Customers
Residential	1,398,052	1,386,627	0.8%	1,401,093	1,388,814	0.9%
General Service	183,580	181,984	0.9%	183,313	181,799	0.8%
Industrial	5,666	5,764	(1.7%)	5,669	5,779	(1.9%)
Other Energy	3,783	3,518	7.5%	3,752	3,452	8.7%

Total Regular Sales	1,591,081	1,577,893	0.8%	1,593,827	1,579,844	0.9%

Special Sales	35	30	16.7%	30	30	0.0%

Total Avg Number Electric Customers – Midwest	1,591,116	1,577,923	0.8%	1,593,857	1,579,874	0.9%

Heating and Cooling Degree Days*
Actual
Heating Degree Days	304	187	62.6%	2,475	2,009	23.2%
Cooling Degree Days	444	265	67.5%	459	265	73.2%

Variance from Normal
Heating Degree Days	18.8%	(27.8%)	n/a	4.2%	(15.9%)	n/a
Cooling Degree Days	51.5%	(7.3%)	n/a	55.1%	(8.0%)	n/a

*	Reflects HDD and CDD for Duke Energy – Indiana, Duke Energy – Ohio and Duke Energy – Kentucky

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

June 2006 Quarter-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Costs to Achieve, Cinergy Merger		Impairment of Campeche Investment		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$351	$—		$—		$—		$—	$351
Commercial Power	20	—		—		—		—	20
International Energy	79	—		(55	) B	—		(55)	24
Crescent	174	—		—		—		—	174

Total reportable segment EBIT	624	—		(55)		—		(55)	569
Other	(77)	(74	) A	—		—		(74)	(151)

Total reportable segment EBIT and Other EBIT	$547	$(74)		$(55)		$—		$(129)	$418

Interest Expense	(185)	—		—		—		—	(185)
Interest Income and Other	14	—		—		—		—	14
Income Taxes from Continuing Operations	(77)	26		—		—		26	(51)
Discontinued Operations, net of taxes	—	—		—		159	C,D	159	159

Net Income	$299	$(48)		$(55)		$159		$56	$355

EARNINGS PER SHARE, BASIC	$0.24	$(0.04)		$(0.04)		$0.13		$0.05	$0.29

EARNINGS PER SHARE, DILUTED	$0.24	$(0.04)		$(0.04)		$0.12		$0.04	$0.28

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – $38 million recorded in Operation, maintenance and other (Operating Expenses) and $17 million recorded in Losses on sales and impairments of equity investments (Other Income and Expenses) on the Consolidated Statements of Operations.

C – Excludes Crescent discontinued operations.

D – Primarily amounts reclassified to discontinued operations due to the January 2007 spin-off of Spectra Energy, net of amounts for DENA. Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	1,238
Diluted	1,259

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

June 2006 Year-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Costs to Achieve, Cinergy Merger		Impairment of Campeche Investment		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$710	$—		$—		$—		$—	$710
Commercial Power	(7)	—		—		—		—	(7)
International Energy	165	—		(55	) B	—		(55)	110
Crescent	216	—		—		—		—	216

Total reportable segment EBIT	1,084	—		(55)		—		(55)	1,029
Other	(126)	(78	) A	—		—		(78)	(204)

Total reportable segment EBIT and Other EBIT	$958	$(78)		$(55)		$—		$(133)	$825

Interest Expense	(288)	—		—		—		—	(288)
Interest Income and Other	21	—		—		—		—	21
Income Taxes from Continuing Operations	(186)	27		—		—		27	(159)
Discontinued Operations, net of taxes	—	—		—		314	C,D	314	314

Net Income	$505	$(51)		$(55)		$314		$208	$713

EARNINGS PER SHARE, BASIC	$0.47	$(0.05)		$(0.05)		$0.29		$0.19	$0.66

EARNINGS PER SHARE, DILUTED	$0.46	$(0.05)		$(0.05)		$0.28		$0.18	$0.64

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – $38 million recorded in Operation, maintenance and other (Operating Expenses) and $17 million recorded in Losses on sales and impairments of equity investments (Other Income and Expenses) on the Consolidated Statements of Operations.

C – Excludes Crescent discontinued operations.

D – Primarily amounts reclassified to discontinued operations due to the January 2007 spin-off of Spectra Energy, net of amounts for DENA. Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	1,083
Diluted	1,111

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

June 2007 Quarter-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Costs to Achieve, Cinergy Merger		IT Severance Costs		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$452	$—		$—		$—		$—	$452
Commercial Power	35	—		—		—		—	35
International Energy	97	—		—		—		—	97
Crescent	17	—		—		—		—	17

Total reportable segment EBIT	601	—		—		—		—	601
Other	(42)	(12	) A	(12	) A	—		(24)	(66)

Total reportable segment and Other EBIT	$559	$(12)		$(12)		$—		$(24)	$535

Interest Expense	(160)	—		—		—		—	(160)
Interest Income and Other	47	—		—		—		—	47
Income Taxes from Continuing Operations	(127)	4		4		—		8	(119)
Discontinued Operations, net of taxes	—	—		—		(10	) B	(10)	(10)

Net Income	$319	$(8)		$(8)		$(10)		$(26)	$293

EARNINGS PER SHARE, BASIC	$0.25	$—		$(0.01)		$(0.01)		$(0.02)	$0.23

EARNINGS PER SHARE, DILUTED	$0.25	$—		$(0.01)		$(0.01)		$(0.02)	$0.23

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	1,260
Diluted	1,267

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

June 2007 Year-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Convertible Debt Costs, Gas Spin-off		Costs to Achieve, Cinergy Merger		IT Severance Costs		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$1,026	$—		$—		$—		$—		$—	$1,026
Commercial Power	26	—		—		—		—		—	26
International Energy	191	—		—		—		—		—	191
Crescent	19	—		—		—		—		—	19

Total reportable segment EBIT	1,262	—		—		—		—		—	1,262
Other	(94)	(21	) B	(23	) A	(12	) A	—		(56)	(150)

Total reportable segment and Other EBIT	$1,168	$(21)		$(23)		$(12)		$—		$(56)	$1,112

Interest Expense	(324)	—		—		—		—		—	(324)
Interest Income and Other	88	—		—		—		—		—	88
Income Taxes from Continuing Operations	(236)	—		8		4		—		12	(224)
Discontinued Operations, net of taxes	—	—		—		—		(2	) C	(2)	(2)

Net Income	$696	$(21)		$(15)		$(8)		$(2)		$(46)	$650

EARNINGS PER SHARE, BASIC	$0.56	$(0.02)		$(0.01)		$(0.01)		$—		$(0.04)	$0.52

EARNINGS PER SHARE, DILUTED	$0.55	$(0.02)		$(0.01)		$(0.01)		$—		$(0.04)	$0.51

Note 1 – Amounts for special items are presented net of any related minority interest.

A – Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

B – Recorded in Other income and expenses, net (Other Income and Expenses, net) on the Consolidated Statements of Operations.

C – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing) – in millions

Basic	1,259
Diluted	1,267

Duke Energy Corporation

Reported and Ongoing Segment EBIT – EPS Equivalents

Second Quarter 2007 vs. 2006

(in millions, except per-share amounts)

	Reported						Ongoing
Segment	2Q 2007	2Q 2006	Difference	Tax Effect		EPS Impact	2Q 2007	2Q 2006		Difference	Tax Effect	EPS Impact
U.S. Franchised Electric and Gas	$452	$351	$101	$(39)		$0.05	$452	$351		$101	$(39)	$0.05
Commercial Power	35	20	15	(6)		0.01	35	20		15	(6)	0.01
International Energy	97	24	73	(5	) (b)	0.05	97	79	(a)	18	(5)	0.01

Subtotal	584	395	189			0.11	584	450		134		0.07
Crescent	17	174	(157)	58		(0.08)	17	174		(157)	58	(0.08)

Total Reportable Segments	$601	$569	$32			$0.03	$601	$624		$(23)		$(0.01)

Notes

(a)	Different between reported amount of $24 million and ongoing amount of $79 million represents 2006 impairment of Campeche investment of $55 million.
(b)	Tax effect reflects non-deductibility of $55 million Campeche impairment discussed in note (a) above.